STATE OF NEVADA

FRANCISCO V. AGUILAR
Secretary of State

RUBEN J. RODRIGUEZ
Deputy Secretary for Southern Nevada

2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2452

OFFICE OF THE
SECRETARY OF STATE

GABRIEL DI CHIARA
Chief Deputy Secretary of State

DEANNA L. REYNOLDS
Deputy Secretary for Commercial Recordings

401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7141

Business Entity - Filing Acknowledgement

03/26/2025

Work Order Item Number:	W2025032602101-4338556
Filing Number:	20254768585
Filing Type:	Certificate Pursuant to NRS 78.209
Filing Date/Time:	3/26/2025 10:55:00 AM
Filing Page(s):	2

Indexed Entity Information:

Entity ID: E18761242021-3

Entity Name: Splash Beverage Group, Inc.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent
PARACORP INCORPORATED*
318 N CARSON ST #208, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

2250 Las Vegas Blvd North
North Las Vegas, NV 89030

401 N. Carson Street
Carson City, NV 89701

1 State of Nevada Way
Las Vegas, NV 89119

Filed in the Office of	Business Number **E18761242021-3**
[signature]	Filing Number **20254768585**
Secretary of State State Of Nevada	Filed On **3/26/2025 10:55:00 AM**
	Number of Pages **1**

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Indicate the current number of authorized shares and par value, if any, and each class or series before the change.
3. Indicate the number of authorized shares and par value, if any of each class or series after the change.
4. Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series.
5. Indicate provisions, if any, regarding fractional shares that are affected by the change.
6. NRS required statement.
7. This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.
8. Must be signed by an Officer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: Splash Beverage Group, Inc. Entity or Nevada Business Identification Number (NVID): NV20212273382
2. Current Authorized Shares:	The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: 300,000,000 shares of common stock, par value $0.001 5,000,000 shares of preferred stock, par value $0.001
3. Authorized Shares After Change:	The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: 7,500,000 shares of common stock, par value $0.001 5,000,000 shares of preferred stock, par value $0.001
4. Issuance:	The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: One (1) share of common stock will be issued in exchange for every forty (40) common stock shares issued and outstanding.
5. Provisions:	The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby: All fractional shares of common stock that would otherwise result from the change will be rounded up to the nearest whole share.
6. Provisions:	The required approval of the stockholders has been obtained.
7. Effective date and time: (Optional)	Date: 03/27/2025 Time: 12:01 A.M. EST (must not be later than 90 days after the certificate is filed)
8. Signature: (Required)	**X** *[signature]* Signature of Officer — CEO Title — 03/20/2025 Date

This form must be accompanied by appropriate fees.
If necessary, additional pages may be attached to this form.